UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2005
SAFENET, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20634 (Commission File Number)	52-1287752 (IRS Employer Identification No.)
4690 Millennium Drive
Belcamp, Maryland 21017
(Address of Principal Executive Offices) (Zip Code)
(443) 327-1200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.
     On November 14, 2005, SafeNet, Inc. (“SafeNet”) entered into a Purchase Agreement with SafeNet Technologies, B.V., a subsidiary of SafeNet (“SafeNet B.V.”), and the shareholders of Eracom Technologies AG, a company incorporated under the laws of Germany (“Eracom”), pursuant to which SafeNet B.V. will acquire all of the equity interests of Eracom (the “Acquisition”). The aggregate consideration to be paid to the shareholders of Eracom in connection with the Acquisition is approximately $25 million in cash. The Acquisition is subject to certain closing conditions and is expected to close in December 2005.
Item 9.01      Financial Statements and Exhibits.
(a)      Financial statements: None.
(b)      Pro forma financial information: None.
(c)      Exhibits: None.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 17, 2005

SAFENET, INC.
By:	/s/ Anthony A. Caputo
Anthony A. Caputo
Chief Executive Officer

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